Exhibit 10(k)
LIMITED EATON SERVICE
SUPPLEMENTAL RETIREMENT INCOME PLAN II

The Limited Eaton Service Supplemental Retirement Income Plan II (herein referred to as the "Plan"), an unfunded, nonqualified deferred compensation plan adopted by Eaton
Corporation (the “Company”) on December 8, 2004, for certain of its executives, is set forth below as amended and restated effective January 1, 2008, and such other dates as may be provided herein.

ARTICLE I
PURPOSE OF THE PLAN

    Upon becoming employed by the Company, certain key executives may have foregone retirement benefits from their former employer and may not be able to earn adequate pension benefits from the Company. The Company believes that it is in the best interest of the Company to be able to attract and retain such mid-career executives. The purpose of the Plan is to provide each such executive with retirement income in an amount as set forth in Article IV, and thereby provide a total pension benefit that is comparable to the benefit the executive would have received if he or she had not agreed to the mid-career change in employment.

ARTICLE II
ELIGIBILITY

Any executive of the Company designated by the Committee shall be eligible to participate under the Plan (a "Participant").

ARTICLE III
DEFINITIONS

As used in the Plan the following definitions shall apply:

“Average Final Annual Compensation.” The Participant's Average Final Annual Compensation determined as if he or she is eligible to participate under Appendix A of the Pension Plan.

“Board.” The Board of Directors of the Company.

“Cause.” For purposes of this Plan, the Company shall have ''Cause" to terminate the Participant's employment upon (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the

Participant's duties, or (ii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in clauses (i) or (ii) of this definition and specifying the particulars thereof in detail.

"Change in Control." A ''Change in Control'' shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding voting securities, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 55 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company, (iv) any "person" (as such term is used in Sections 3(a)(9) and B(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or (v) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of the Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) of the Exchange Act (as then in effect).

“Committee.” The Compensation and organization Committee of the Board.

“Credited Service.” The service credited to a Participant as “Service” under the Pension Plan.

“Disability.” Any termination of employment which entitles the Participant to a disability benefit under the Pension Plan.

"Good Reason." Any termination of employment under the following circumstances shall be for "Good Reason":

(i)without the Participant's express written consent, the assignment to the Participant of any duties inconsistent with the Participant's positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a change in the Participant's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any removal of the Participant from or any failure to re-elect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, Disability or as a result of the Participant's death;

(ii)a reduction by the Company in the Participant's base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time thereafter; or the failure by the Company to increase such base salary each year after a Change in Control by an amount which at least equals, on a percentage basis, the average annual percentage merit increase in the Participant's base salary during the five (5) full calendar years immediately preceding a Change in Control;

(iii)a failure by the Company to continue the Participant's participation in the Plan, the Company's Executive Incentive Compensation Plan, Deferred Incentive Compensation Plan II, Executive Strategic Incentive Plan, Incentive Compensation Deferral Plan II, Excess Benefits Plan II and Supplemental Benefits Plan II, as each plan may be modified from time to time but substantially in the form presently in effect (collectively, the "Plans"), on at least the basis as in effect immediately prior to the Change in Control or to pay Participant any amounts earned under the Plans in accordance with the terms of the Plans.

(iv)the relocation of the Company's principal executive offices to a location outside Cuyahoga County, Ohio, or any county adjoining Cuyahoga County, Ohio, or the Company's requiring the Participant to be based anywhere other than the Company's principal executive offices or the location where the Participant is based immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations in effect immediately prior to the Change in Control, or, in the event the Participant consents to any such relocation of the Company's principal executive offices, the failure by the Company to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of the Participant's principal residence in connection with such relocation and to indemnify the Participant against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) the Participant1s aggregate investment in such residence or (b) the fair market value of such residence as determined by any real estate appraiser designated by the Participant and reasonably satisfactory to the Company) realized in the sale of the Participant's principal residence in connection with any such change of residence;

(v)the failure by the Company to continue in effect any benefit or compensation plan (including but not-limited to the Plan), pension plan, life insurance plan, health and accident plan or disability plan in which the Participant is participating at the time of a Change in Control (or plans providing the Participant with substantially similar benefits), the taking of any action by the Company which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any of such plans or deprive the Participant of any material fringe or personal benefit enjoyed by the Participant at the time of the Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control;

(vi)the failure of the Company to obtain the agreement by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company, by agreement in form and substance satisfactory to Participant, to expressly assume this Plan and the obligations of the Company hereunder; or

(vii)any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of a Notice of Termination as herein defined (and. if applicable, the definition of "Cause" as herein defined); and for purposes of the Plan, no such purported termination shall be effective.

''Notice of Termination." Any termination of the Participant's employment by the Company for Cause or Disability or by the Participant for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

“Pension Plan.” The Pension Plan for Eaton Corporation Employees.

“Supplement.” The annual amount of retirement income payable to the Participant in accordance with the provisions of the Plan. This amount is calculated as follows:

(a)the Participant's Average Final Annual Compensation, multiplied by the applicable percentage from Table A in Section 4.01 associated with the Participant's age and service, MINUS
(b)the Participant's annual benefits payable from the (i) Pension Plan, (ii) the Limited Eaton Service Supplemental Retirement Income Plan, the Supplemental Benefits Plan, and the Excess Benefits Plan (the "Grandfathered Offset Benefit"), and (iii) the Supplemental Benefits Plan II and the Excess Benefits Plan II (collectively, the "Offset Benefits"), assuming payment in the form of a single life annuity based on factors and assumptions used for such purpose under the Pension Plan, whether or not payment is or can be made in such form under any of the arrangements listed in this paragraph (b).

The Grandfathered Offset Benefit shall be determined with reference to the present value of the aggregate amounts to which he would have been entitled under the arrangements listed in clause
(ii) of this paragraph (b) if the Participant had voluntarily terminated services without Cause on December 31, 2004, and received a payment of the benefits in the form with the maximum value available from those arrangements on the earliest possible date allowed thereunder to receive a payment of benefits following a termination of services. Notwithstanding the foregoing, the Grandfathered Offset Benefit may increase to reflect the present value of the benefits the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the arrangements listed in clause (ii) of paragraph (b), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than a participant election with respect to the time or form of an available benefit). For purposes of calculating the present value of a benefit under this paragraph, reasonable actuarial assumptions and methods must be used.

“Termination of Employment.” The date the Participant's Service ends under the Pension
Plan.

ARTICLE IV
AMOUNT OF SUPPLEMENT

Section 4.01. Calculation of Supplement. The annual retirement income payable under the Plan shall be calculated by reference to Table A below. There is no amount under age 55 and the full percentage available is earned at attainment of age 62.

Table A

Percentage of Average Final Annual Compensation

For Participants with Less Than 15 Years of Credited Service
Months

Age*	0	1	2	3	4	5	6	7	8	9	10	11
55	25.0%	25.3%	25.5%	25.8%	26.0%	26.3%	26.5%	26.8%	27.0%	27.3%	27.5%	27.8%
56	28.0%	28.3%	28.5%	28.8%	29.0%	29.3%	29.5%	29.8%	30.0%	30.3%	30.5%	30.6%
57	31.0%	31.3%	31.5%	31.8%	32.0%	32.3%	32.5%	32.B%	33.0%	33.3%	33.5%	33.8%
58	34.0%	34.3%	34.5%	34.6%	35.0%	35.3%	35.5%	35.6%	36.0%	36.3%	36.5%	36.8%
59	37.0%	37.3%	37.5%	37.8%	38.0%	36.3%	38.5%	38.8%	39.0%	39.3%	39.5%	39.8%
60	40.0%	40.2%	40.3%	40.5%	40.7%	40.8%	41.0%	41.2%	41.3%	41.5%	41.7%	41.8%
61	42.0%	42.2%	42.3%	42.5%	42.7%	42.8%	43.0%	43.2%	43.3%	43.6%	43.7%	43.8%
62	44.0%

62	44.0%

For Participants with At Least 15 Years of Credited Service

Age*	0	1	2	3	4	5	6	7	8	9	10	11
55	2B.5%	28.8%	29.1%	29.4%	29.7%	30.0%	30.3%	30.5%	30.8%	31.1%	31.4%	31.7%
56	32.0%	32.3%	32.6%	32.9%	33.2%	33.6%	33.8%	34.0%	34.3%	34.6%	34.9%	35.2%
57	35.5%	35.8%	36.1%	36.4%	36.7%	37.0%	37.3%	37.5%	37.8%	38.1%	38.4%	36.7%
58	39.0%	39.3%	39.6%	39.9%	40.2%	40.5%	40.8%	41.0%	41.3%	41.6%	41.9%	42.2%

59	42.5%	42.8%	43.1%	43.4%	43.7%	44.0%	44.3%	44.5%	44.8%	45.1%	45.4%	45.7%
60	46.0%	46.2%	46.3%	46.5%	46.7%	46.8%	47.0%	47.2%	47.3%	47.5%	47.7%	47.8%
61	48.0%	48.2%	48.3%	48.5%	48.7%	46.B%	49.0%	49.2%	49.3%	49.5%	49.7%	49.8%
62	60.0%
    Months

*Age at Termination of Employment.

Section 4.02. No Interest Created. Neither the Participant nor his or her surviving spouse shall have any interest in any specific asset of the Company, including policies of insurance. The Participant and his or her surviving spouse or beneficiary shall have only the right to receive the benefits provided under the Plan.

Section 4.03. Determination of Amount. The Supplement shall be calculated assuming that the Offset Benefits commence on the same date as the Supplement.

Section 4.04. Form of Payment. The Supplement shall be paid to the Participant in a single sum payment. The benefit payable shall be actuarially adjusted by using the same actuarial factors as used under the Pension Plan for converting the normal form of benefit to an actuarially equivalent optional benefit.

Section 4.05. Benefit Payment Date. The amount of the benefit payable to a Participant under the Plan shall be calculated as of his "calculation date" which is the first day of the month next following the date of his separation from service (within the meaning of Section 409A of the Code, meaning that a Participant whose level of bona fide services is permanently decreased to no more than twenty (20) percent of the average level of bona fide services performed over the preceding 36-month period shall incur a separation from service for purposes of the Plan) on or after the date he has attained age 55. Such amount shall be credited with interest based on the "applicable interest rate" determined under Section 417(e) of the Code (in the manner used under the Pension Plan) until his benefit payment date determined under this Section 4.05. A Participant's benefit shall be paid on or about the first day of the third month next following the date of his separation from service (within the meaning of Section 409A of the Code, as further described above) on or after the date he has attained age 55. Notwithstanding the foregoing, in the case of a Participant who is determined by the Company to be a "specified employee" within the meaning of Section 409A of the Code and applicable Treasury regulations, payment shall not in any event be made until the first business day of the month which is six (6) months after the date of his separation from service hereunder (or, if earlier, the date of death of the Participant).

If the Participant receives payment of the benefit hereunder before the normal benefit commencement date under the Pension Plan, the benefit payable under Section 4.01 shall also be reduced by applying the same factors that would be applied for such purpose under the Pension Plan. In the event a Participant becomes entitled to an additional benefit under the Plan after his calculation date (by reason of the additional accrual of benefits under the Pension Plan while on long term disability, for example), the amount of any such additional benefit shall be calculated as of December 31 of each calendar year beginning with the year following the year in which his initial calculation date falls and shall be paid to him within the ninety (90) day period following.

ARTICLEV
PAYMENT OF SUPPLEMENT

Section 5.01. General Obligation and Vesting. The Company will pay the Supplement to Participant in a single sum on the date determined under Section 4.05. Notwithstanding anything herein to the contrary, the Company shall have no obligation to pay the Supplement to the Participant if the Participant terminates employment with the Company (a) for any reason prior to age 55, or (b) with less than ten (I 0) years of Credited Service unless the Participant is age 65 at the time of termination of employment.

Section 5.02. Death. If the Participant dies after attaining age 55 and while employed by the Company (regardless of the Participant's Credited Service), the Company will pay a benefit to the Participant's surviving spouse calculated in accordance with the Plan. The surviving spouse will receive fifty (50) percent of the benefit that would have been payable to the Participant if the Participant had not less than ten (I0) years of Credited Service and terminated on the date of death, payable in a single sum within ninety (90) days following the date of death.

Notwithstanding the foregoing, a Participant may elect a beneficiary other than his or her spouse (as permitted under the Pension Plan except that no spousal consent shall be required), with the benefit amount determined in the same manner as for a surviving spouse and payable in a single sum within ninety (90) days following the date of death. For this single sum calculation, the nonspouse beneficiary shall be assumed to have the same age as the Participant, If a Participant dies after Termination of Employment but before commencement of benefits, the payment due to the surviving spouse or other beneficiary shall be calculated using the method described above.

ARTICLE VI
COVENANTS OF PARTICIPANT

By accepting payments hereunder the Participant covenants that for a period of three (3) years after the Participant leaves the employment of the Company, he or she will not engage in any activities which, in the opinion of the Company, are in competition with the Company or any of its subsidiaries without first obtaining the written consent of the Company; provided, however, that this provision shall not apply if, within five (5) years after a Change in Control, the Participant's employment with the Company is terminated by the Participant for Good Reason or by the Company without Cause.

ARTICLE VII
LOSS OF BENEFITS

If the Participant fails to observe or perform any of the covenants by the Participant contained herein in any material respect, the Participant shall forfeit all rights which he or she may have to any benefits for which provision is made herein.

ARTICLE VIII
MISCELLANEOUS

Section 8.01. Assignment. Except as otherwise provided herein, neither the Participant nor any beneficiary for which provision is made herein shall have the right to sell, alienate, anticipate, assign, transfer, pledge, encumber or otherwise convey the right to receive the Supplement.

Section 8.02. No Contract of Employment. The Plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge the Participant, or restrict the right of the Participant to terminate his or her employment with the Company.

Section 8.03. Security. The rights of the Participant under the Plan shall be solely those of an unsecured creditor of the Company. Any securities or fixed or other assets acquired by the Company in order to be able to satisfy the liabilities assumed by it hereunder, shall not be deemed to be held under any trust for the benefit of the Participant or to be considered security for the performance of the obligations of the Company but shall be, and remain, general, unpledged, unrestricted assets of the Company.

Section 8.04. Governing Law. The Plan shall be subject to and construed under the laws of the State of Ohio, without giving effect to any conflicts of laws principles thereunder.

Section 8.05. Amendment and Termination. The Company may at any time amend or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change in Control, no amendment or termination shall, without the consent of the Participant, alter or impair any vested rights of the Participant under the Plan based upon the Participant's age and years of Credited

Service at the time of such amendment or termination or the manner in which amounts are to be paid to the Participant or his or her surviving spouse or beneficiary under the Plan.

Section 8.06. Plan Termination Preceding Change in Control. The Board shall have the authority, in its sole discretion, to terminate the Plan and pay each Participant's entire benefit to the Participant or, if applicable, his Beneficiary, pursuant to an irrevocable action taken by the Board within the thirty (30) days preceding a change in control of the Company (within the meaning of Section 409A of the Code), provided that this Section 8.06 will only apply to a payment under the Plan if all agreements, methods, programs, and other arrangements sponsored by the service recipient immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan within the meaning of Treasury Regulation§ l.409A-l(c) (2) are terminated and liquidated with respect to each Participant that experienced the change in control event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation defined under the terminated agreements, methods, programs, and other arrangements within 12 months of the date the service recipient irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs and other arrangements. Solely for purposes of this Section 8.06, where the change in control event results from an asset purchase transaction, the applicable service recipient with the discretion to liquidate and terminate the agreements, methods, programs, and other arrangements is the service recipient that is primarily liable immediately after the transaction for the payment of the deferred compensation.

Section 8.07. American Jobs Creation Act. The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Company to reflect or othe1wise facilitate compliance with such provisions with respect to amounts deferred on or after January 1, 2005, including as contemplated by Section 885(f) of the American Jobs Creation-Act of 2004.

APPROVAL AND ADOPTION

The Limited Eaton Service Supplemental Retirement Income Plan II as mended and restated in the form attached hereto is hereby approved and adopted.

                            Date: October 27, 2007
Name

Title

Name

Title

FIRST AMENDMENT
TO
LIMITED EATON SERVICE
SUPPLEMENTAL RETIREMENT INCOME PLAN II

(January 1, 2008 Restatement)

WHEREAS, the Company maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II under a January 1, 2008 Restatement, as amended (the "Plan"); and

WHEREAS, the Company reserves the right to amend the Plan; and

WHEREAS, the Company wishes to amend the Plan in order to reflect the corporate restructuring of Eaton Corporation pursuant to which common shares of Eaton Corporation will be converted into ordinary shares of Eaton Corporation plc.

NOW THEREFORE, the Plan is amended, effective as of the Merger Effective Time described in the Transaction Agreement dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012, between Cooper Industries pie, Eaton Corporation, Abeiron Limited, Comdell Limited, Turlock B.V., and Turlock Corporation, as follows:

1. The definition of "Board" in Article III of the Plan is hereby amended in its entirety to read as follows:

“Board.” The Board of Directors of Eaton Corporation plc.

    2. The definition of “Change in Control" in Article III of the plan is hereby amended by replacing "Company" with "Eaton Corporation plc" in each place "Company" appears.

3. The first sentence of Section 8.05 of the Plan is hereby amended in its entirety to read as follows:

The Company fully expects to continue the Plan but it reserves the right, at any time or from time to time, by action of the Board, to modify or amend the Plan, in whole or in part, or to terminate the Plan, in whole or in part, at any time and for any reason, including, but not limited to, adverse changes in federal tax laws.

    4. Section 8.06 of the Plan is hereby amended by replacing "Company" with "Eaton Corporation plc" in the one place "Company" appears.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this 29th day of November, 2012.

EATON CORPORATION

By:
Title:

SECOND AMENDMENT
TO
LIMITED EATON SERVICE
SUPPLEMENTAL RETIREMENT INCOME PLAN II
(January 1, 2008 Restatement)

WHEREAS, the Company maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II under a January 1, 2008 Restatement, as amended (the "Plan"); and

WHEREAS, the Company reserves the right to amend the Plan; and

WHEREAS, the Company wishes to amend the Plan in order to provide clarification with respect to beneficiary designations.

NOW THEREFORE, the Plan is amended, effective as of January 1, 2016, to provide as follows:

1.    Section 5.02 of the Plan is hereby amended to read as follows:

Section 5.02. Death. If the Participant dies after attaining age 55 and while employed by the Company (regardless of the Participant's Credited Service), the Company will pay a benefit to the Participant's designated beneficiary in the form of a single sum within ninety (90) days following the Participant's date of death. The benefit shall be equal to fifty (50) percent of the benefit that would have been payable to the Participant if the Participant had not less than ten (10) years of Credited Service and terminated on the date of death. A Participant may elect a beneficiary other than his or her spouse (as permitted under the Pension Plan except that no spousal consent shall be required) with respect to any benefit payable under the Plan by reason of his or her death. In the event that the Participant has not made a beneficiary designation under the Plan, the beneficiary under the Plan shall be as determined under the Pension Plan. For this single sum calculation, a nonspouse beneficiary shall be assumed to have the same age as the Participant. If a Participant dies after Termination of Employment but before commencement of benefits, the payment due to the surviving spouse or other beneficiary shall be calculated using the method described above.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this 14th day of December, 2016

EATON CORPORATION

By:
Title:

THIRD AMENDMENT
TO
LIMITED EATON SERVICE
SUPPLEMENTAL RETIREMENT INCOME PLAN II
(January 1, 2008 Restatement)

WHEREAS, Eaton Corporation (the "Company") maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II under a January 1, 2008 Restatement, and as further amended (the "Plan"); and

WHEREAS, the Company reserves the right to amend the Plan;

WHEREAS, benefits under the Plan are subject to vesting conditions whereby all Plan benefits will be forfeited upon termination of a participant's employment with the Company prior to age 55 or with less than 10 years of credited service (unless the participant is age 65 at the time of termination); and

WHEREAS, the Company wishes to amend the Plan in order to provide the Compensation and Organization Committee of the Board of Directors of Eaton Corporation plc with the authority, in its sole and absolute discretion to waive the vesting conditions of the Plan with respect to a Participant who otherwise would not meet those vesting conditions at the time of his or her termination of employment.

NOW THEREFORE, the Plan is amended, effective as of July 23, 2019, to provide as follows:

1.Article III of the Plan is hereby amended to add a new definition of the term "Code", to read as follows:

"Code." The Internal Revenue Code of 1986, as amended.

2.The second sentence of Section 4.01 of the Plan is hereby amended to read as follows:

Except as may be provided by the Committee pursuant to Section 5.01, there is no amount under age 55 and the full percentage available is earned at attainment of age 62.

3.Section 5.01 of the Plan is hereby amended to read as follows:

Section 5.01. General Obligation and Vesting. The Company will pay the Supplement to the Participant in a single lump sum on the date determined under Section 4.05. Except as otherwise provided pursuant to this Section 5.01 and notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to pay the Supplement to the Participant if the Participant terminates employment with the Company (a)

for any reason prior to age 55, or (b) with less than ten (10) years of Credited Service unless the Participant is age 65 at the time of Termination of Employment. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may (x) waive the vesting conditions of the immediately preceding sentence with respect to a Participant who otherwise would not meet those conditions at the time of his or her Termination of Employment, and (y) determine the applicable percentage of such Participant's Average Final Annual Compensation from the Company to be used in calculating the Supplement payable to the Participant in the event of such a waiver; provided, however, that in no event shall such a waiver result in a change in the time or form of payment of the Participant's Supplement, except as may be permitted by Section 409A of the Code.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this 23 day of July, 2019.

EATON CORPORATION

By:
Name:
Title:

THIRD AMENDMENT
TO
LIMITED EATON SERVICE SUPPLEMENTAL RETIREMENT INCOME PLAN II

WHEREAS, Eaton Corporation (the "Company") maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II, as previously amended (the "Limited Eaton Service Plan"), to provide certain key mid-career executives with a total pension benefit, after taking into account benefits under the Pension Plan for Eaton Corporation Employees (January 1, 2020 Restatement), as amended (the "Pension Plan") and certain other plans, that is comparable to the benefit the executive would have received if he or she had not agreed to join the Company in a mid-career change in employment; and

WHEREAS, pursuant to the Second Amendment to the January 1, 2020 Restatement of the Pension Plan, the Company has amended the Pension Plan to freeze certain accruals thereunder for non-union employees beginning December 31, 2020 (December 31, 2025 for certain employees employed at the Eaton Cummins Joint Venture) for Appendix CB and beginning December 31, 2025 for Appendices A, Band RX of the Pension Plan;

WHEREAS, the Company reserves the right to amend the Limited Eaton Service Plan; and

WHEREAS, the Company wishes to amend the Limited Eaton Service Plan to make clear that the freeze of accruals under the Pension Plan pursuant to the Second Amendment to the January 1, 2020 Restatement thereof shall result in a corresponding freeze in accruals under the Limited Eaton Service Plan for affected participants.

NOW THEREFORE, the Limited Eaton Service Plan is amended, effective as of January 1, 2021, as hereinafter set forth.

1.    Article III of the Limited Eaton Service Plan is amended by replacing the definition of "Average Final Annual Compensation" set forth therein with the following:

"Average Final Annual Compensation." The Participant's Average Final Annual Compensation determined as if he or she is eligible to participate under Appendix A of the Pension Plan, but after taking into account the applicable freeze in accruals under the Pension Plan pursuant to the Second Amendment to the January 1, 2020 Restatement of the Pension Plan, and provided that in no event will any compensation earned after December 31, 2025 be taken into account in determining a Participant's Average Final Annual Compensation under this Plan.

2.    Article III of the Limited Eaton Service Plan is further amended by replacing the definition of "Credited Service" set forth therein with the following:

"Credited Service." The service credited to a Participant as "Service" under the Pension Plan, determined after taking into account the applicable freeze in accruals under the Pension Plan pursuant to the Second Amendment to the January 1, 2020 Restatement of the Pension Plan, and provided that in no event will any Service performed after December 31, 2025 be taken into account in determining a Participant's Credited Service under this Plan.

3.    Article III of the Limited Eaton Service Plan is further amended by replacing paragraph (b) of the definition of "Supplement" set forth therein with the following:

"(b) (i) the Participant's annual benefits payable from (A) the Pension Plan, (B) the Limited Eaton Service Supplemental Retirement Income Plan, the Supplemental Benefits Plan, and the Excess Benefits Plan (the "Grandfathered Offset Benefit"), and (C) the Supplemental Benefits Plan II and the Excess Benefits Plan II, assuming payment in the form of a single life annuity based on factors and assumptions used for such purpose under the Pension Plan, whether or not payment is or can be made in such form under any of the arrangements listed in this sub-paragraph (b)(i); and (ii) the annual benefits that would be payable to the Participant if the Participant's aggregate account balance, as of the Participant's calculation date described in Section 4.05 of this Plan, under (X) Appendix D to the Eaton Savings Plan, and (Y) the Excess Transitional Pay Credit Special Addendum to the Eaton Supplemental Retirement Plan, were payable in substantially equal annual installments for the Pa1ticipant's life expectancy, determined as of the Participant's calculation date described in Section
4.05 of this Plan based on factors and assumptions used for such purpose under the Pension Plan, whether or not payment is or can be made in such form under any of the arrangements listed in this sub-paragraph (b)(ii) (collectively, amounts described in this paragraph (b) are referred to herein as the "Offset Benefits").

The Grandfathered Offset Benefit shall be determined with reference to the present value of the aggregate amounts to which he would have been entitled under the arrangements listed in clause (i)(B) of this paragraph (b) if the Participant had voluntarily terminated services without Cause on December 31, 2004, and received a payment of the benefits in the form with the maximum value available from those arrangements on the earliest possible date allowed thereunder to receive a payment of benefits following a termination of services. Notwithstanding the foregoing, the Grandfathered Offset Benefit may increase to reflect the present value of the benefits the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the arrangements listed in clause (i)(B) of paragraph (b), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than a participant election with respect to the time or form of an available benefit). For purposes of calculating the present value of a benefit under this paragraph, reasonable actuarial assumptions and methods must be used."

4.    Section 4.01 of the Limited Eaton Service Plan is amended by replacing the first two sentences thereof with the following:

"The annual retirement income payable under the Plan shall be calculated by reference to Table A below; provided, however, that in no event will any age reached, or Credited Service performed, by a Participant after December 31, 2025 be taken into account under Table A below. There is no amount under age 55 and the full percentage available is earned at attainment of age 62 on or prior to December 31,2025."

5.    Section 4.05 of the Limited Eaton Service Plan is amended by deleting the fifth sentence thereof.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Limited Eaton Service Plan to be executed by the undersigned duly authorized person.

[SIGNATURE PAGE FOLLOWS]

EATON CORPORATION

By:
Title:
Date: 12/31/21

FIFTH AMENDMENT
TO
LIMITED EATON SERVICE
SUPPLEMENTAL RETIREMENT INCOME PLAN II
(January 1, 2008 Restatement)

WHEREAS, Eaton Corporation (the “Company”) maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II under a January 1, 2008 Restatement, as amended (the “Plan”);

WHEREAS, the Company reserves the right to amend the Plan;

WHEREAS, the fourth amendment to the Plan, effective January 1, 2021, was inadvertently titled as the “THIRD AMENDMENT TO LIMITED EATON SERVICE SUPPLEMENTAL RETIREMENT INCOME PLAN II”;

WHEREAS, the Compensation and Organization Committee of the Board of Directors of the Company has determined that effective as of October 2015, the Plan shall be closed to new entrants; and

WHEREAS, the Company now wishes to make clarifying amendments to the Plan regarding the aforementioned items.

NOW THEREFORE, the Plan is amended, effective as of the dates set forth below, as follows:

1.    Effective as of December 23, 2021, the amendment to the Plan, effective January 1, 2021, is hereby renamed the “FOURTH AMENDMENT TO LIMITED EATON SERVICE SUPPLEMENTAL RETIREMENT INCOME PLAN II”.

2.    Effective as of January 1, 2025, by adding the following new sentence at the end of the introductory paragraph of the Plan:

“The January 1, 2008 amendment and restatement of the Plan has subsequently been amended by amendments dated November 29, 2012, December 14, 2016, July 23, 2019, and December 23, 2021, and may be further amended in the Company’s discretion.”

3.    Effective as of October 31, 2015, by replacing Article II of the Plan with the following:

“ARTICLE II

ELIGIBILITY

Any executive of the Company designated by the Committee shall be eligible to participate under the Plan (a ‘Participant’); provided, however, that effective as of October 31, 2015, the Plan shall be closed to new participants.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this 23 day of December, 2025.

EATON CORPORATION

By:
Title: